Consent of Counsel
I consent to the inclusion of the reference to my opinion under Kansas law under the caption “Legal Matters” in the Prospectus included in Post-Effective Amendment No. 28 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 033‑85592) and Amendment No. 47 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-08836) for the Security Benefit Life Insurance Company Variflex LS Variable Annuity.

/s/ CHRIS SWICKARD

Chris Swickard
Topeka, Kansas
April 27, 2020